UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 10, 2008
The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339

(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas	75219

(Address of Principal Executive Offices)	(Zip Code)
(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE HALLWOOD GROUP INCORPORATED

Item 7.01.	Regulation FD Disclosure.
     On June 10, 2008, Hallwood Energy, L.P., the Company’s energy affiliate, issued a press release announcing that Hallwood Energy has entered into an agreement for the sale and farmout to a subsidiary of Talisman Energy, Inc. of an undivided interest in up to 33.33% of Hallwood Energy’s interest in substantially all of its assets for a series of payments of up to $125,000,000, and has entered into an agreement to provide consulting services to the purchaser for one year. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K.
     By furnishing this Current Report on Form 8-K, the registrant does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The registrant assumes no obligation to update or supplement forward-looking statements in this press release that become untrue because of new information, subsequent events or otherwise.

Item 9.01	Financial Statements and Exhibits.
     The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit

99.1	Press release issued by Hallwood Energy, L.P., the Company’s energy affiliate, dated June 10, 2008, announcing transaction.

THE HALLWOOD GROUP INCORPORATED
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 11, 2008
THE HALLWOOD GROUP INCORPORATED
	By:	/s/ Melvin J. Melle
		Name:	Melvin J. Melle
		Title:	Vice President & Chief Financial Officer

THE HALLWOOD GROUP INCORPORATED
EXHIBIT INDEX

Exhibit Number	Name

99.1	Press release issued by Hallwood Energy, L.P., the Company’s energy affiliate, dated June 10, 2008, announcing transaction.